United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 25, 2022

Date of Report (date of earliest event reported)

Limoneira Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34755	77-0260692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1141 Cummings Road

Santa Paula, CA 93060

(Address of Principal Executive Offices) (Zip Code)

(805) 525-5541

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LMNR	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 25, 2022, Limoneira Company, a Delaware Corporation (the “Company”) entered into the following agreements:

Amendment to Limoneira Lewis Community Builders LLC Agreement

In connection with the closing of the previously announced Purchase and Sale Agreement (the “Agreement”), dated September 7, 2022, by and between the Company and Limoneira Lewis Community Builders, LLC, a Delaware limited liability company (“LLCB”), pursuant to which the Company sold to LLCB its 17-acre property in Santa Paula, California (the “Retained Property”), the Company caused its wholly owned subsidiary, Limoneira EA1 Land, LLC (“Limoneira EA1”) to enter into that certain First Amendment to the First Amended and Restated Limited Liability Company Agreement of Limoneira Lewis Community Builders, LLC (the “Amendment”).

The Amendment provides that the purpose of LLCB is to include the processing of final approval of an amendment to the First Amended and Restated Development Agreement dated February 26, 2015, entered into by and between the Company and the City of Santa Paula, as amended, allowing for additional residential units to be developed and constructed on the Retained Property.

LLCB II LLC Agreement

In connection with the closing of the previously announced Agreement, LLCB exercised its right under the Agreement to form a new joint venture with the Company for the purpose of developing and constructing residential units and improvements on the Retained Property. To facilitate the formation of the new joint venture (“LLCB II”), the Company caused Limoneira EA1 to enter into the Limited Liability Company Agreement of LLCB II, LLC (the “LLCB II Agreement”). The LLCB II Agreement provides that Limoneira EA1 and Lewis Santa Paul Member, LLC (“Lewis”) are each 50% members of LLCB II with Lewis as the manager vested with the right to manage, control and conduct the day-to-day business and affairs of LLCB II. Certain major decisions, which are enumerated in the LLCB II Agreement, require approval of an executive committee, comprised of two representatives appointed by Lewis and two representatives appointed by Limoneira EA1.

The foregoing descriptions of the Amendment and LLCB II Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment and LLCB II Agreement, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 8.01	Other Events

On October 26, 2022, the Company issued a Press Release announcing the completion of the sale of the Retained Property pursuant to the Agreement and the formation of the new joint venture, LLCB II. The foregoing description of the Press Release is qualified entirely by reference to the complete text of the Press Release furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

10.1	First Amendment to the First Amended and Restated Limited Liability Company Agreement of Limoneira Lewis Community Builders, LLC, dated October 25, 2022
10.2	Limited Liability Company Agreement of LLCB II, LLC, dated October 25, 2022
99.1	Press Release dated October 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2022	LIMONEIRA COMPANY

	By:	/s/ Mark Palamountain
Mark Palamountain
Chief Financial Officer, Treasurer and Corporate Secretary